UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2019 (July 18, 2019)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock, par value $0.01	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 18, 2019, The Hertz Corporation (“Hertz” or the “Company”), an indirect wholly-owned subsidiary of Hertz Global Holdings, Inc. (“HGH”), announced a proposed private offering by Hertz of $500.0 million in aggregate principal amount of Senior Notes due 2026 (the “Notes”). In connection with the offering of the Notes, the Company is disclosing certain information in an offering memorandum to prospective investors in the Notes, including the information set forth below. Not all of the information contained in the offering memorandum appears below.

Unless otherwise indicated, the terms “we,” “us” and “our” refer to Hertz and its subsidiaries, unless the context otherwise requires.

Preliminary Results for Quarter Ended June 30, 2019

We are currently in the process of finalizing our results of operations for the quarter ended June 30, 2019. Based on preliminary unaudited information:

•
estimated revenue for the quarter ended June 30, 2019 is expected to be consistent with our guidance of approximately $2.5 billion disclosed in connection with HGH's previously announced rights offering (the "Rights Offering"); and

•
estimated Adjusted Corporate EBITDA for the quarter ended June 30, 2019 is expected to be moderately above the high end of the range of between $165 million and $185 million disclosed in connection with the Rights Offering.

Additionally, based on preliminary unaudited information, after giving pro forma effect to the consummation of the offering of the Notes, the Rights Offering and the expected redemption in full of our outstanding 5.875% Senior Notes due 2020 and 7.375% Senior Notes due 2021, our estimated net corporate leverage ratio as of June 30, 2019 is expected to be approximately 5.5x.  Our estimated net corporate leverage ratio is calculated as the ratio of our estimated outstanding net non-vehicle debt to our estimated Adjusted Corporate EBITDA for the twelve months ended June 30, 2019.

The preliminary financial information presented above is unaudited, subject to completion and based on information available to management as of the date of the offering memorandum. The preliminary financial information for the quarter ended June 30, 2019 is based on management’s internal reporting and is subject to adjustment for quarter-end closing procedures (which have not been completed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. generally accepted accounting principles. We have prepared the preliminary financial information included above, and our independent registered public accounting firm has not performed any audit, review or set of procedures with respect to such financial information. An audit, review or set of procedures of such financial information could result in changes to these preliminary results. Actual results of operations may be materially different from the results of operations provided herein, and you should not place undue reliance on these preliminary results of operations. We undertake no obligation to update this information. The preliminary financial information presented above is not necessarily indicative of results of operations for any future period.

Adjusted Corporate EBITDA is a non-GAAP measure. Because of the preliminary nature of the presentation of Adjusted Corporate EBITDA for the quarter ended June 30, 2019, specific quantifications of the amounts that would be required to reconcile a net income (loss) estimate are not available. The Company believes that there is a degree of volatility with respect to certain of the GAAP measures and certain adjustments made to arrive at the relevant non-GAAP measure, which precludes the Company from providing an accurate preliminary estimate of a GAAP to non-GAAP reconciliation. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Adjusted Corporate EBITDA for the Company would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

The foregoing information constitutes forward-looking statements. Actual results of operations may differ materially from the information contained in these forward-looking statements based on a number of factors for the quarter ended June 30, 2019.
The foregoing information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS.

Each of HGH and Hertz is filing as Exhibit 99.1 hereto a press release issued on July 18, 2019 by HGH, announcing the proposed private offering by Hertz of $500.0 million in aggregate principal amount of the Notes. The contents of such press release are incorporated by reference in this Item 8.01.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to retain customer loyalty and market share; the Company's recognition of previously deferred tax gains on the disposition of revenue earning vehicles; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company's ability to execute a business continuity plan; a major disruption in the Company's communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company's information technology networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company's ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facility, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the adoption of new regulations under the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; risks relating to the Company's deferred tax assets, including the risk of an "ownership change" under the Code; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description
Exhibit 99.1	Press Release of HGH announcing launch of private offering by Hertz of Senior Notes due 2026, dated July 18, 2019.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Jamere Jackson
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer

Date:  July 18, 2019